UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2018

SENECA FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Federal	000-55853	82-3128044
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

35 Oswego Street, Baldwinsville, New York		13027
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (315) 638-0233

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under te Exchange Act (17
      CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 25, 2018, the Board of Directors of Seneca Financial Corp. (the "Company") voted unanimously to elect Robert Savicki as director of the Company. Mr. Savicki is the Director of Financial Analysis and Reporting for Le Moyne College located in Syracuse, New York.

Mr. Savicki is not a party to any transaction with the Company or Seneca Savings (the "Bank") that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Savicki was also appointed to the Board of Directors of the Bank and Seneca Financial MHC. The Board of Directors of the Company appointed Mr. Savicki as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENECA FINANCIAL CORP.

DATE: May 29, 2018	By: /s/ Vincent J. Fazio
Vincent J. Fazio
Executive Vice President and Chief Financial Officer